SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.      )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                          BANKATLANTIC BANCORP, INC.
               (Name of Registrant as Specified in Its Charter)

                          BANKATLANTIC BANCORP, INC.
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

                           BANKATLANTIC BANCORP LOGO

                          BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                        FORT LAUDERDALE, FLORIDA 33304

                                 June 13, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of BankAtlantic Bancorp, Inc. (the "Company"), which will be held on Tuesday, July 22, 1997 at 1:00 p.m., local time, at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004.

     At the Annual Meeting, holders of the Company's Class B Common Stock will be asked to vote upon the election of three directors, two of which will serve on the Company's Board of Directors until the 2000 Annual Meeting of Stockholders and one of which will serve until the 1999 Annual Meeting of Stockholders.

     The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the action to be taken by the holders of Class B Common Stock at the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR.

     Whether or not you plan to attend the Annual Meeting, and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. The prompt return of your proxy will save additional solicitation expense and will not affect your right to vote in person in the event that you attend the Annual Meeting. Please vote today.

     On behalf of your Board of Directors and the employees of the Company and its subsidiary, BankAtlantic, I would like to express our appreciation for your continued support.

                                        Sincerely,


                                        /S/ ALAN B. LEVAN
                                        ---------------------------
                                        Alan B. Levan
                                        Chairman of the Board

                          BANKATLANTIC BANCORP, INC.
                            PROXY STATEMENT FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 22, 1997
                               ----------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc. (the "Company"), will be held at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004 on Tuesday, July 22, 1997 commencing at 1:00 p.m., local time, for the following purposes:

   1. To elect three directors to the Company's Board of Directors, two of which will serve until the 2000 Annual Meeting of Stockholders and one of which will serve until the 1999 Annual Meeting of Stockholders.

   2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The election of directors is more fully described in the Proxy Statement which forms a part of this Notice.

     Only holders of record of Class B Common Stock at the close of business on June 6, 1997 are entitled to notice of and to vote on all matters at the Annual Meeting. Class A Common Stockholders will not be entitled to vote at this meeting.

                                        Sincerely yours,


                                        /S/ JEAN CARVALHO
                                        ----------------------------
                                        Jean Carvalho
                                        Secretary

Fort Lauderdale, Florida
June 13, 1997

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                        FORT LAUDERDALE, FLORIDA 33304


                               ----------------

                                PROXY STATEMENT
                               ----------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankAtlantic Bancorp, Inc. (the "Company") of proxies for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004 on Tuesday, July 22, 1997 at 1:00 p.m., and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are expected to be mailed to stockholders on or about June 13, 1997.

GENERAL

     Each proxy solicited hereby, if properly executed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein. Executed proxies with no instructions contained therein will be voted for the election of the nominees as directors described below. Although the Board of Directors is unaware of any matters to be presented at the Annual Meeting, other than matters disclosed herein, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote as proxies in accordance with their own best judgment on those matters.

     Only holders of the Company's Class B Common Stock will be entitled to vote on all matters at the Annual Meeting.

     Any stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before it is exercised by notifying the Secretary of the Company in writing at the address set forth above, by submitting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The Company will bear the expense of soliciting proxies in the accompanying form and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not intend to solicit proxies other than by use of mail, but certain directors, officers and regular employees of the Company or its subsidiary BankAtlantic, A Federal Savings Bank ("BankAtlantic"), without additional compensation, may solicit proxies personally or by telephone, telegram, special letter or otherwise.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

     Holders of record of the Company's Class B Common Stock par value $.01 per share at the close of business on June 6, 1997 (the "Record Date") are entitled to vote on all matters presented at the Annual Meeting. On the Record Date, there were 10,753,930 shares of Class B Common Stock issued and outstanding and each share of Class B Common Stock is entitled to one vote on all matters presented for a vote at the Annual Meeting. Holders of the Company's Class A Common Stock are not entitled to vote on any of the matters to be submitted for a vote at the Annual Meeting.

QUORUM; ADJOURNMENT

     The presence, in person or by proxy, of at least a simple majority of the total outstanding shares of Class B Common Stock is necessary to constitute a quorum to carry on business at the Annual Meeting. In the event that there are not sufficient shares represented for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTE REQUIRED FOR APPROVAL

     Nominees for the terms to expire at the 1999 and 2000 Annual Meetings of Stockholders who receive a plurality of the votes of Class B Common Stock cast in person or by proxy at the Annual Meeting will be elected directors of the Company; accordingly, abstentions and broker non-votes will not affect the outcome of the election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Listed in the table below are the beneficial owners known by the Company to hold as of April 1, 1997 more than 5% of the Company's outstanding Common Stock. In addition, this table includes the outstanding securities beneficially owned by the executive officers listed in the Summary Compensation Table and the number of shares owned by directors and executive officers as a group. Any securities beneficially owned by directors and director nominees are disclosed under "Election of Directors" elsewhere herein.

                                                 CLASS A            CLASS B
                                               AMOUNT AND         AMOUNT AND
                                                NATURE OF          NATURE OF
                                               BENEFICIAL         BENEFICIAL
                                                OWNERSHIP          OWNERSHIP         PERCENT OF       PERCENT OF
                                                  AS OF              AS OF            CLASS A           CLASS B
NAME OF BENEFICIAL OWNER                      APRIL 1, 1997      APRIL 1, 1997      COMMON STOCK      COMMON STOCK
-------------------------------------------   ----------------   ----------------   ---------------   --------------
BFC Financial Corporation(1)(2)(3)   ......         2,654,945          4,876,124           33.83             45.40
FMR Corp.(2)    ...........................           156,809            627,237            2.01              5.84
PNC Bank Corp(2)   ........................           135,684            542,736            1.74              5.06
Alan B. Levan(1)   ........................         2,655,062          5,044,792           33.83             45.40
Frank V. Grieco(4)    .....................             5,700             21,099               *                 *
Lewis F. Sarrica(4)   .....................             3,295             21,483               *                 *
Jasper R. Eanes    ........................             2,373              9,265               *                 *
All directors and executive officers
 of the Company and BankAtlantic
 as a group (11 persons, including the
 individuals identified above)    .........         2,755,130          5,391,327           35.10             48.52

----------------

 *  Less than one percent of the class.
(1) Mr. Levan has sole voting and investment power with respect to 117 shares of Class A Common Stock and sole voting and investment power with respect to 208 shares of Class B Common Stock. Includes beneficial ownership of 168,460 shares of Class B Common Stock that may be acquired within 60 days pursuant to stock options on which shares Mr. Levan would have sole voting and investment power upon acquisition. Mr. Levan may be deemed to be the beneficial owner of the shares of Class A and Class B Common Stock beneficially owned by BFC Financial Corporation ("BFC"), a financial services and savings bank holding company.
(2) BFC's mailing address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. FMR Corp.'s mailing address is 82 Devonshire Street, Boston, Massachusetts 02109. PNC Bank Corp.'s mailing address is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.
(3) Mr. Abdo, Vice Chairman of the Company and BankAtlantic owns 15.9% of the outstanding common stock of BFC. He also serves as Vice Chairman of BFC.
(4) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options by: Mr. Grieco--8,741 Class B shares and Mr. Sarrica--15,625 Class B shares.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven directors divided into three classes, each of which has three year terms which expire in annual succession. Three directors will be elected at the Annual Meeting, two of which will serve for terms expiring on the date of the Annual Meeting of Stockholders in 2000 and one of which will serve for a term expiring on the date of the Annual Meeting of Stockholders in 1999, and in each case until their successors are duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a Class B Common Stock stockholder will be voted for the election of the nominees shown in the accompanying table. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the shares represented by proxy will be voted for the other named nominees and for the person, if any, who is designated by the Board of Directors to replace such nominee.

     The following table sets forth the names of the directors of the Company including the names of directors of the Company whose terms of office will expire at the Annual Meeting. Each director whose term of office is to expire at the Annual Meeting will be nominated for reelection at the Annual Meeting. The table contains certain information with respect to the directors, including the principal occupation or employment for at least the previous five years, his or her positions or offices at the Company and BankAtlantic, A Federal Savings Bank ("BankAtlantic") and the number and percentage of shares of the Company's Class A or Class B Common Stock beneficially owned by each director as of April 1, 1997.

                                                                                  AMOUNT AND
                                                                                   NATURE OF
                                                                             BENEFICIAL OWNERSHIP
                                                                               AS OF APRIL 1, 1997
                                                                 ---------------------------------------------
                                                      FIRST             CLASS A                CLASS B
NAME AND PRINCIPAL                                   BECAME A           COMMON                 COMMON
OCCUPATION OR EMPLOYMENT(1)                 AGE    DIRECTOR(5)           STOCK                  STOCK
------------------------------------------ ------ -------------- ---------------------- ----------------------
NOMINEES FOR TERMS ENDING IN 2000

John E. Abdo   ...........................    53           1984               100                 84,408(6)
Vice Chairman of the Company and
 BankAtlantic. Elected as an officer of
 BankAtlantic in 1987. President and
 Chief Executive Officer of Wellington
 Construction & Realty, Inc., Director of
 Benihana National Corporation,
 Director and Chairman of the Board of
 Coconut Code, Inc., Vice Chairman of
 BFC Financial Corporation.

Frank V. Grieco   ........................    53           1991             5,700  (6)            21,099  (6)
Senior Executive Vice President of the
 Company and BankAtlantic. Elected as
 an officer of BankAtlantic in 1991.

NOMINEE FOR TERM ENDING IN 1999

Bruno Di Giulian  ........................    63           1985            22,710  (4)(6)         52,734  (4)(6)
Of counsel, Ruden McClosky Smith
 Schuster & Russell, P.A., a law firm.

DIRECTOR WHOSE TERM ENDS IN 1999

Alan B. Levan  ...........................    52           1984         2,655,062  (2)         5,044,792  (2)
Chairman of the Board, Chief Executive
 Officer and President of the Company
 and BankAtlantic. Elected as an officer
 of BankAtlantic in 1987. President,
 Chairman of the Board and Chief
 Executive Officer of BFC Financial
 Corporation.



                                            PERCENT OF   PERCENT OF
                                             CLASS A       CLASS B
NAME AND PRINCIPAL                            COMMON       COMMON
OCCUPATION OR EMPLOYMENT(1)                   STOCK         STOCK
------------------------------------------ ------------- ------------
NOMINEES FOR TERMS ENDING IN 2000

John E. Abdo   ...........................          *             *
Vice Chairman of the Company and
 BankAtlantic. Elected as an officer of
 BankAtlantic in 1987. President and
 Chief Executive Officer of Wellington
 Construction & Realty, Inc., Director of
 Benihana National Corporation,
 Director and Chairman of the Board of
 Coconut Code, Inc., Vice Chairman of
 BFC Financial Corporation.

Frank V. Grieco   ........................          *             *
Senior Executive Vice President of the
 Company and BankAtlantic. Elected as
 an officer of BankAtlantic in 1991.

NOMINEE FOR TERM ENDING IN 1999

Bruno Di Giulian  ........................ )        *             *
Of counsel, Ruden McClosky Smith
 Schuster & Russell, P.A., a law firm.

DIRECTOR WHOSE TERM ENDS IN 1999

Alan B. Levan  ...........................      33.83         45.40
Chairman of the Board, Chief Executive
 Officer and President of the Company
 and BankAtlantic. Elected as an officer
 of BankAtlantic in 1987. President,
 Chairman of the Board and Chief
 Executive Officer of BFC Financial
 Corporation.

                                                        FIRST
NAME AND PRINCIPAL                                    BECAME A
OCCUPATION OR EMPLOYMENT(1)                  AGE    DIRECTOR(5)
------------------------------------------- ------ --------------
DIRECTORS WHOSE TERMS END IN 1998

Steven M. Coldren  ........................    49           1986
Chairman and President of Business
 Information Systems, Inc., a distributor
 of dictation, word processing and
 computer equipment and Chairman of
 Digital Information Systems Corp., a
 distributor of hospital computer systems.

Mary E. Ginestra   ........................    72           1980
Private Investor

Charlie C. Winningham, II   ...............    64           1976
President of C. C. Winningham
 Corporation, a land surveying firm.

                                                         AMOUNT AND
                                                          NATURE OF
                                                    BENEFICIAL OWNERSHIP
                                                     AS OF APRIL 1, 1997
                                            -------------------------------------  PERCENT OF    PERCENT OF
                                                  CLASS A             CLASS B        CLASS A      CLASS B
NAME AND PRINCIPAL                                 COMMON             COMMON         COMMON        COMMON
OCCUPATION OR EMPLOYMENT(1)                        STOCK               STOCK          STOCK        STOCK
------------------------------------------- --------------------- --------------- ------------- ------------
DIRECTORS WHOSE TERMS END IN 1998

Steven M. Coldren  ........................           8,015(3)(6)  19,894(3)(6)         *            *
Chairman and President of Business
 Information Systems, Inc., a distributor
 of dictation, word processing and
 computer equipment and Chairman of
 Digital Information Systems Corp., a
 distributor of hospital computer systems.

Mary E. Ginestra   ........................          15,640(6)         40,163(6)        *            *
Private Investor

Charlie C. Winningham, II   ...............          40,925(3)(6)  85,122(3)(6)         *            *
President of C. C. Winningham
 Corporation, a land surveying firm.

----------------

  * Less than one percent of the class.
(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.
(2) Mr. Levan has sole voting and investment power with respect to 117 shares of Class A Common Stock and sole voting and investment power with respect to 208 shares of Class B Common Stock. Includes beneficial ownership of 168,460 shares of Class B Common Stock that may be acquired within 60 days pursuant to stock options on which shares Mr. Levan would have sole voting and investment power upon acquisition. See "Security Ownership of Certain Beneficial Owners and Management" for a description of the shares of Class A and Class B Common Stock owned by BFC. Mr. Levan may be deemed to be the beneficial owner of the shares of the Company owned by BFC.
(3) Shares beneficially owned by the indicated director and his wife are: Mr. Coldren--203 Class A shares, 360 Class B shares; and Mr. Winningham--33,112 Class A shares, 58,873 Class B shares. The indicated director shares voting and investment power with respect to these shares.
(4) The indicated director's wife beneficially owns 8,276 Class A shares and 33,106 Class B shares.
(5) Indicates date of becoming a director of BankAtlantic. Each director became a director of the Company on July 13, 1994 when BankAtlantic completed its reorganization into a holding company structure.
(6) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options: Mr. Abdo--84,230 Class B shares; Mr. Di Giulian--7,813 Class A shares, 26,249 Class B shares; Mr. Grieco--8,741 Class B shares; Mr. Coldren--7,813 Class A shares, 19,534 Class B shares; Mrs. Ginestra--7,813 Class A shares, 26,249 Class B shares; and Mr. Winningham--7,813 Class A shares, 26,249 Class B shares.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT
                  ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

DIRECTORS' FEES

     Directors of the Company each receive an annual retainer of $18,600 with no additional compensation for attendance at each Board of Directors' meeting or meeting of a committee of which he or she is a member. Directors who are also officers of the Company or BankAtlantic do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. In 1994, upon the establishment of the 1994 BankAtlantic Stock Plan, non employee directors each received a one time grant of options to acquire 12,209 shares of the Company's Class B Common Stock. In 1996, upon the establishment of the 1996 BankAtlantic Bancorp Stock Option Plan non-employee directors each received a one time grant of options to acquire 7,813 shares of the Company's Class A Common Stock. Additionally under this plan the non-employee directors received on May 1, 1997 an additional one time grant of options to acquire 7,813 shares of the Company's Class A Common Stock.

DIRECTOR AND MANAGEMENT INDEBTEDNESS

     BankAtlantic, in the ordinary course of its business, makes mortgage and other installment loans to its employees, officers and directors. These loans are made pursuant to normal lending criteria and in management's judgment do not involve more than the normal risk of collectibility nor present any other unfavorable features. Employees, officers and directors of BankAtlantic, prior to May 31, 1990, received a preferential interest rate on home mortgage loans. Executive officers and directors have not been entitled to reduced rates or reduced points on any new loans granted after May 31, 1990.

     The following table and the notes thereto set forth certain information, as of April 1, 1997, with respect to loans made by BankAtlantic to its executive officers and directors and members of their immediate families, who had aggregate borrowings of $60,000 or greater from BankAtlantic at any time since January 1, 1996.

                                                  HIGHEST AMOUNT         OUTSTANDING
                                                 OUTSTANDING SINCE       BALANCE AT
NAME AND CAPACITY IN WHICH SERVED                 JANUARY 1, 1996       APRIL 1, 1997         INTEREST RATE
----------------------------------------------   --------------------   ----------------   -------------------
Jean E. Carvalho, Corporate Secretary   ......           $ 10,684             $   -0-               7.00  (5)
                                                           20,252                 -0-               8.25  (5)
                                                           14,572              13,513               9.25  (6)
                                                           71,403              70,129               8.75  (1)*
Steven M. Coldren, Director    ...............            132,128                 -0-               8.75  (1)
                                                           73,072                 -0-              10.25  (3)
                                                          313,953                 -0-               7.75  (2)
                                                           49,132                 -0-              11.00  (4)
Mary E. Ginestra, Director  ..................            116,097             109,569               8.25  (1)*
Charlie C. Winningham II, Director   .........            210,915             197,825               7.50  (1)*

----------------

  * Denotes preferential rate
(1) Conventional single family mortgage loan
(2) Adjustable rate single family mortgage loan
(3) Commercial loan
(4) Second mortgage--fixed rate
(5) Automobile loan
(6) Adjustable rate equity credit line

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met ten times, and took action by Unanimous Written Consent twice during the last fiscal year. The Board of Directors has established a number of committees, including Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served.

     The Audit Committee consists of: Steven M. Coldren, Chairman, Charlie C. Winningham, II and Mary E. Ginestra. The Committee met four (4) times during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of BankAtlantic's internal auditors, considers comments made by the independent auditors with respect to BankAtlantic's and the Company's internal control structure, and reviews internal accounting procedures and controls with BankAtlantic's financial and accounting staff.

     The Compensation Committee consists of: Bruno L. Di Giulian, Chairman, Mary
E. Ginestra, Charlie C. Winningham, II and Steven M. Coldren. The Committee met four (4) times during the 1996 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for BankAtlantic executives and recommends the compensation arrangements for senior management and directors. It also served as the Stock Option Committee for the purpose of determining the options granted under the Company's 1984, 1994 and 1996 Stock Option Plans.

     All stock ownership reports to be filed by officers and directors of BankAtlantic Bancorp, Inc. and BankAtlantic were timely filed except for reports on Form 4 were filed late by the following directors--
Messrs. Coldren, Di Giulian, and Winningham, and Ms. Ginestra with respect to stock options granted in May, 1996.

                          SUMMARY COMPENSATION TABLE

     Officers of the Company receive no additional compensation other than that paid by the Company's subsidiary, BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by BankAtlantic to or on behalf of BankAtlantic's Chief Executive Officer ("CEO") and each of the four other highest paid executive officers of BankAtlantic (determined as of December 31, 1996) for the fiscal years ended December 31, 1994, 1995 and 1996:




                                         ANNUAL COMPENSATION
                             --------------------------------------------
NAME AND                                                  OTHER ANNUAL
PRINCIPAL POSITION    YEAR     SALARY        BONUS      COMPENSATION($)
-------------------- ------- ------------ ------------ ------------------
Alan B. Levan          1996   $ 321,168    $ 193,740                  --
Chairman of the        1995     313,080           --                  --
Board, CEO,            1994     294,965      151,050                  --
President

Frank V. Grieco        1996     279,873       56,442                  --
Senior E.V.P.,         1995     265,785           --                  --
Director               1994     255,615       51,676                  --

Lewis F. Sarrica       1996     201,915       29,905                  --
E.V.P., Chief          1995     193,740           --                  --
Investment Officer     1994     186,524       36,866                  --

Jasper R. Eanes        1996     173,704       47,730                  --
E.V.P., Chief          1995     166,405           --                  --
Financial Officer      1994     158,486       39,129                  --

John P. O'Neill        1996     204,426           --                  --
Former President,      1995     195,804           --                  --
Former Director(c)     1994     184,719       64,710                  --



                                LONG-TERM COMPENSATION
                     -------------------------------------------
                                  AWARDS               PAYOUTS
                     -------------------------------- ----------
                                         NUMBER
                       RESTRICTED       OF STOCK
NAME AND                 STOCK          OPTIONS          LTIP        ALL OTHER
PRINCIPAL POSITION    AWARD(S)($)      AWARDED(A)      PAYOUTS      COMPENSATION
-------------------- -------------- ----------------- ---------- ---------------------
Alan B. Levan                   --          93,750           --      $    158,045  (d)
Chairman of the                 --         146,485           --               900  (b)
Board, CEO,                     --         146,485           --             1,500  (b)
President

Frank V. Grieco                 --          46,876           --             1,500  (b)
Senior E.V.P.,                  --          73,244           --               900  (b)
Director                        --          73,244           --             1,500  (b)

Lewis F. Sarrica                --          23,439           --             1,500  (b)
E.V.P., Chief                   --          36,624           --               900  (b)
Investment Officer              --          36,624           --             1,500  (b)

Jasper R. Eanes                 --          23,439           --             1,500  (b)
E.V.P., Chief                   --          36,624           --               900  (b)
Financial Officer               --          36,624           --             1,500  (b)

John P. O'Neill                 --           9,376  (c)      --             1,500  (b)
Former President,               --          32,960  (c)      --               900  (b)
Former Director(c)              --          45,168  (c)      --             1,500  (b)

----------------

(a) The number of options has been adjusted to reflect 5 for 4 stock splits effected in the form of 25% stock dividends in March 1997 and July 1996.
(b) BankAtlantic contributions to its 401(k) savings plan on behalf of the named executive.
(c) Effective January 6, 1997, Mr. O'Neill was no longer employed by the Company. Mr. O'Neill will receive periodic severance payments for nine months. Mr. O'Neill received prorata vesting in his stock option grants as part of his severance arrangement and his indicated options have been adjusted to reflect such vesting.
(d) Includes a $1,500 BankAtlantic contribution to its 401(k) savings plan on behalf of Mr. Levan and $156,545 which represents the value of the benefit received by Mr. Levan in connection with premiums paid by the Company for a split-dollar life insurance policy. See Executive Compensation--Split-Dollar Life Insurance Plan.

OPTIONS GRANTS TABLE

     The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company's 1996 Stock Option Plan during the fiscal year ended December 31, 1996. The Company has not granted and does not currently grant stock appreciation rights.


                                                   INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                            ----------------------------------------------------------------------       VALUE AT ASSUMED
                                                      % OF TOTAL                                         ANNUAL RATES OF
                                                       OPTIONS                                      STOCK PRICE APPRECIATION
                              NUMBER OF SECURITIES    GRANTED TO                                        FOR OPTION TERM(2)
                              UNDERLYING OPTIONS     EMPLOYEES IN    EXERCISE PRICE    EXPIRATION  --------------------------
NAME                              GRANTED(1)         FISCAL YEAR       PER SHARE          DATE        5%($)        10%($)
--------------------------- ----------------------- --------------- ----------------- ------------ ------------ -------------
Alan B. Levan  ............            93,750              16.78            $ 8.96       07/09/06   $ 528,268    $ 1,338,741
Frank V. Grieco   .........            46,876               8.39              8.96       07/09/06     264,141        669,387
Lewis F. Sarrica  .........            23,439               4.19              8.96       07/09/06     132,074        334,702
Jasper R. Eanes   .........            23,439               4.19              8.96       07/09/06     132,074        334,702
John P. O'Neill(3)   ......             9,376               1.68              8.96       09/30/97      52,826        133,873

----------------
(1) Options vest on July 9, 2001 with the exception of Mr. O'Neill (see note
    3). All option grants are in Class A Common Stock.
(2) Amounts for the named executive have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts under these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company's stock price.
(3) Mr. O'Neill received prorata vesting in his stock option grants as part of his severance arrangement and his indicated options have been adjusted to reflect such vesting.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 1996 and the status of their options on December 31, 1996: (i) the number of shares of Class A and Class B Common Stock underlying options exercised during 1996, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1996 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1996.





                                                                NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                              NUMBER                           UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                            OF SHARES                           OPTIONS ON 12/31/96                     ON 12/31/96(1)
                            ACQUIRED       VALUE    ------------------------------------------- -----------------------------
                               UPON      REALIZED        EXERCISABLE          UNEXERCISABLE
                             EXERCISE      UPON     --------------------   --------------------
NAME                         OF OPTION   EXERCISE    CLASS A    CLASS B    CLASS A    CLASS B    EXERCISABLE   UNEXERCISABLE
--------------------------- ------------ ---------- ---------- ----------  --------- ---------- -------------- --------------
Alan B. Levan  ............         -0-   $   -0-         -0-    168,460    93,758     292,962       $985,320      $1,462,239
Frank V. Grieco   .........      36,429   191,892         -0-      8,741    46,876     146,488         52,425         731,134
Lewis F. Sarrica  .........      26,491   136,018         -0-     15,625    23,439      73,248         93,714         365,584
Jasper R. Eanes   .........      17,500   102,957         -0-      5,085    23,439      73,248         30,498         365,584
John P. O'Neill(2)   ......       5,616    28,818       9,376    156,744       -0-         -0-        855,885             -0-

----------------
(1) Based upon fair market values of $10.40 and $10.70 at December 31, 1996 which is the closing price for Class A and Class B Common Stock, respectively, as reported on the Nasdaq National Market on the last trading date of 1996.
(2) Mr. O'Neill received prorata vesting in his stock option grants as part of his severance arrangement and his options have been adjusted to reflect such vesting.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has designated Directors Di Giulian, Winningham, Coldren and Ginestra to serve on the Compensation Committee. The Company's executive officers are also executive officers of BankAtlantic and are compensated by BankAtlantic and receive no additional compensation from the Company. As described under "Director and Management Indebtedness", Directors Ginestra and Winningham have outstanding loans from BankAtlantic.

EXECUTIVE OFFICER COMPENSATION

     BankAtlantic's compensation program for executive officers consists of four key elements: a base salary, an incentive bonus, deferred compensation and periodic grants of stock options. The Committee believes that this approach best serves the interests of stockholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its stockholders. Thus, compensation for BankAtlantic's executive officers involves a significant portion of pay which depends on incentive payments which are earned only if corporate goals are met or exceeded, and stock options, which directly relate a significant portion of an executive officer's long term remuneration to stock price appreciation realized by the Company's stockholders.

BASE SALARY

     The Company offers competitive base salaries on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Committee annually examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer ("CEO"). Salary recommendations take into account the decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.

ANNUAL INCENTIVE PROGRAM

     The Company's management incentive program is designed to motivate executives by recognizing and rewarding performance against pre-determined annual financial objectives. The Committee uses the annual incentive program to compensate executives based on the Company's profitability and achievement of individual performance goals. A minimum profitability threshold must be achieved before any incentive may be earned.

     Each year, the Committee establishes an incentive payout schedule based on the Company's annual financial objectives being achieved. Each participant has a competitive target award expressed as a percentage of salary, which varies according to level of responsibility. Each participant's target award includes both corporate and individual components, which are weighted according to the executive's sphere of responsibility.

LONG-TERM INCENTIVE PLAN

     A Long-Term Compensation Plan is the primary vehicle for providing long-term compensation to those officers who have a more direct impact on creating shareholder value. Annually Senior Management, comprised of executive officers, is eligible to receive, subject to 5 year vesting, deferred compensation of $10,000 each ($5,000 in the case of Mr. Abdo and Ms. Carvalho) if certain corporate profits are achieved. The same individuals will be eligible to receive, subject to 5 year vesting, deferred compensation of an additional $10,000 each ($5,000 in the case of Mr. Abdo and Ms. Carvalho) if higher corporate profits are achieved.

STOCK OPTIONS

     Executive officers of BankAtlantic were granted stock options during 1996. All of the stock options were granted with an exercise price equal to at least 100% of the market value of Class A Common Stock on the date of the grant. As such, the higher the value of the Class A Common Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an employee's contribution to the success and growth of the Company. Grants of stock options to executive officers are generally made upon the recommendation of the CEO based on the level of an executive's position with the Company or BankAtlantic, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options will enable the Company and BankAtlantic to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is directly dependent on the stock price.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     As previously indicated, the Committee believes that the Company's total compensation program is appropriately based upon business performance, market compensation levels, and personal performance. The Committee reviews and fixes the base salary of the CEO based on those factors described above for other executive officers as well as the Committee's assessment of Mr. Levan's past performance as CEO and its expectation as to his future contributions. In 1996 Mr. Levan received a 4.5% base salary increase. This increase reflected BankAtlantic's effort to control costs while at the same time rewarding the executives, including Mr. Levan, who are largely responsible for BankAtlantic's profitability.

     As discussed under "Split-Dollar Life Insurance Plan" elsewhere herein, Mr. Levan benefited from the establishment of such plan. This plan was established to restore retirement benefits to all executives whose benefits were limited under changes to the Internal Revenue Code (the "Code") and to maintain a parity of benefits made available to the Company's executives including Mr. Levan. All eligible executives presently have enhanced benefits under BankAtlantic's defined benefit plan with the exception of Mr. Levan who was unable to have benefits restored under existing Code guidelines. Mr. Levan is currently the only participant under this Split-Dollar Life Insurance Plan and his 1996 benefit is shown under the Summary Compensation Table.

     As discussed, Mr. Levan also participates in the bonus plan adopted for all executive management. Such plan includes an incentive payout schedule based on the Company's financial objectives being achieved.

     The Committee took particular note of the success of BankAtlantic's operations under Mr. Levan's leadership. Specifically, it acknowledged the record earnings which were achieved in each of the past five years. Additionally, the Committee noted that the Company's Class B Common Stock has increased in value since January, 1992 and that in 1996 the Company successfully consummated a public offering of $57.5 million of 6.75% Subordinated Debentures and issued 2,049,693 shares of Class A Common Stock. Future increases and bonuses, if any, will continue to be reflective of the amounts paid to chief executive officers at other public companies, as well as the Company's financial condition, operating results and attainment of strategic objectives.

SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE:

     Bruno L. Di Giulian, Chairman      Mary E. Ginestra
     Charlie C. Winningham, II          Steven M. Coldren

RETIREMENT BENEFITS

     All of the individuals named in the Summary Compensation Table are participants in the Retirement Plan for Employees of BankAtlantic ("the Plan"), which is a defined benefit plan. The Plan is designed to provide retirement income related to an employee's salary and years of active service. The cost of the Plan is paid by BankAtlantic and all contributions are actuarially determined. BankAtlantic's contributions to the Plan with respect to the individuals named in the Summary Compensation Table cannot readily be separately or individually calculated by the actuaries of the Plan. At December 31, 1996, the individuals named in the Summary Compensation Table had the following credited years of service under the Plan: Mr. Levan--24 years, Mr. Grieco--14 years, Mr. Sarrica--11 years, Mr. Eanes--8 years and Mr. O'Neill--11 years.

     In general, the Plan provides for monthly payments to or on behalf of each covered employee upon such employee's retirement (with provisions for early or postponed retirement), death or disability. The amount of the monthly payments is based generally upon the employee's average regular monthly compensation for the highest consecutive five years of the last ten years prior to retirement, death or disability, and upon such employee's years of service with BankAtlantic. Benefits under the Plan vest fully upon completion of five years of service. Benefits are payable on the basis of ten-years certain and life thereafter. The benefits are not subject to any deduction for Social Security or other offset amounts.

     As permitted by the Employee Retirement Income Security Act of 1974, BankAtlantic amended the Plan and adopted another benefit plan to supplement post-employment benefits payable to certain executives. This was necessary because of a previous reduction in benefit increases under the Plan imposed by the Internal Revenue Code (the "Code"). The Code restricts the amount of the executive's compensation that may be taken into account for Plan purposes, regardless of the executive's actual compensation. The amendment to the Plan enhances retirement benefits to the executives named below by providing to the executives, to the extent permitted by the Code, the same retirement benefit to which they would have been eligible under the Plan had the Code limits not been enacted. The approximate percentages of pre-retirement compensation for which the executives will be eligible under the Plan as a result of the amendment are as follows: Mr. Levan--33%, Mr. Grieco--42%, Mr. Sarrica--39% and Mr. Eanes--38%. At age 65, Mr. O'Neill will be entitled to retirement benefits under the Plan based on his 11 years of service before January 6, 1997. Because the percentage of pre-retirement compensation payable from the Plan to Mr. Levan after the Plan's amendment falls short of the benefit that Mr. Levan would have received under the Plan had the Code limits not been enacted, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

     The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service.

                           ESTIMATED ANNUAL BENEFITS

                                                   YEARS OF CREDITED SERVICE
                               ----------------------------------------------------------------
AVERAGE FIVE YEAR
COMPENSATION AT RETIREMENT     5 YEARS      10 YEARS      20 YEARS      30 YEARS      40 YEARS
----------------------------   ----------   -----------   -----------   -----------   ---------
$120,000  ..................    $10,380      $ 20,760      $ 41,520         $62,280   $ 83,160
150,000 and above  .........     13,005        26,010        52,020          78,030    104,160

SPLIT-DOLLAR LIFE INSURANCE PLAN

     BankAtlantic adopted the Split-Dollar Life Insurance Plan (the "Split-Dollar Plan") in 1996 to restore retirement benefits to executives that were limited under changes to the Code. Currently, because Mr. Levan is the only executive whose reduction in benefits could not be addressed through an amendment to the Plan, Mr. Levan is the only participant in the Split-Dollar Plan. Under the Split-Dollar Plan and its accompanying agreement with Mr.
Levan, BankAtlantic arranged for purchase of an insurance policy (the "Policy") insuring the life of Mr. Levan. BankAtlantic made the first annual premium payment for the Policy and, pursuant to its agreement with Mr. Levan, will continue to make premium payments for the Policy. Over time, the Policy is anticipated to have significant cash value, which cash value is expected to supplement Mr. Levan's retirement benefit payable from the Plan. Mr. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums the Bank pays for the Policy. BankAtlantic expects that this reimbursement will occur upon the earlier of Mr. Levan's death or retirement from BankAtlantic. The portion of the amount of the 1996 premium paid for the insurance policy that is considered compensation to Mr. Levan is included in the Summary Compensation Table.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class B Common Stock, the Nasdaq Stock Market (U.S. companies) and Nasdaq Financial Stocks and assumes $100 is invested on December 31, 1991.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                  DECEMBER 31,
                              ------------------------------------------------------
                              1991      1992      1993      1994      1995      1996
                              ------------------------------------------------------
BankAtlantic Bancorp, Inc.     100      1015      1928      2194      3317      3697
Nasdaq Stock Market            100       116       134       131       185       227
Nasdaq Financial Stocks        100       143       166       167       243       311

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company are not aware of any matters, other than as set forth in the accompanying Notice of Meeting, that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has reappointed KPMG PEAT MARWICK LLP, as independent auditors to audit the financial statements of the Company for the current fiscal year.

     Representatives of KPMG PEAT MARWICK LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company, expected to be held in May 1998, must be in writing and received by the Secretary of the Company at its main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304, no later than January 1, 1998. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company's proxy statement and form of proxy for that meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/JEAN CARVALHO
                                        ------------------------------------
                                        Jean Carvalho
                                        Secretary

June 13, 1997

                                REVOCABLE PROXY

         THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           BANKATLANTIC BANCORP, INC.


     The undersigned appoints Steven M. Coldren and Mary E. Ginestra or either of them, with full power of substitution and resubstitution, proxies of the undersigned with all the powers that the undersigned would possess if personally present to cast all votes which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc., to be held at 1:00 p.m. local time, on Tuesday, July 22, 1997, at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004, and at any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as indicated on the back of this card.

     Your Board of Directors unanimously recommends that you vote FOR the nominees set forth on the back of this card and as described in the accompanying Notice of Annual Meeting and Proxy Statement.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN, OR IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH ON THE BACK OF THIS CARD AND DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. THIS PROXY HEREBY REVOKES ALL PRIOR PROXIES GIVEN WITH RESPECT TO THE SHARES OF THE UNDERSIGNED.


                                                   Please mark your votes as
                                                   indicated in this example [X]

1.  Election of the two directors to serve three-year terms to expire in 2000 and one director to serve a two year term to expire in 1999

     FOR all nominees          WITHHOLD AUTHORITY      Nominees to serve three year terms to expire in 2000: John E. Abdo and
    listed to the right         to vote for all        Frank V. Grieco
    (except as indicated         nominees listed
     to the contrary)             to the right         Nominees to serve a two year term to expire in 1999: Bruno Di Giulian
           [ ]                         [ ]
                                                       TO WITHHOLD AUTHORITY to vote for any individual write that nominee's name here:

                                                       ----------------------------------------------------------------------------

                                                                                Please complete, sign, date and return promptly
                                                                                this Proxy in the enclosed pre-addressed
                                                                                return envelope. No postage is required for
                                                                                mailing in the United States.

                                                                                Date:__________________________________________
                                                                                            (Month, day, year)

                                                                                _______________________________________________
                                                                                               Signature(s)

                                                                                _______________________________________________
                                                                                               Signature(s)

                                                                                IMPORTANT: PLEASE DATE THIS PROXY AND SIGN
                                                                                EXACTLY AS YOUR NAME APPEARS TO THE LEFT. WHEN
                                                                                SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE
                                                                                AS SUCH. IF A CORPORATION, PLEASE SIGN THE FULL
                                                                                CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                                OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN
                                                                                PARTNERSHIP NAME BY AUTHORIZED PERSON.


